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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Prospectus of this Registration Statement on Form SB-2 of our report dated July 11, 2001, (which contains an explanatory paragraph with respect to the Company's ability to continue as a going concern) on the financial statements of Pro Elite, Inc. as of February 28, 2001 and for the year then ended. We also consent to the related reference to our Firm under the caption "Experts" in the Prospectus of this Registration Statement.


                                                /s/ J.H. COHN LLP

                                                J.H. COHN LLP


Roseland, New Jersey
August 31, 2001